EXHIBIT 10a

               Consent of Jorden Burt Boros Cicchetti Berenson and Johnson, LLP


Jorden Burt Boros Cicchetti Berenson & Johnson LLP Suite 400E 1025 Thomas Jefferson Street, N.W.

Washington, D.C. 20007
(202) 965-8100


April 26, 2000


Great-West Life & Annuity Insurance Company
8515 East Orchard Road

Englewood, Colorado 80111

Re:     Maxim Series Account

               Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 File No. 333-44839

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the Contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                             Very truly yours,



                       /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP

                     Jorden Burt Boros Cicchetti Berenson &

                                  Johnson LLP